Exhibit No. (25)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

60 WALL STREET NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Catherine Wang

Legal Department

60 Wall Street, 36th Floor

New York, New York 10005

(212) 250 – 7544

(Name, address and telephone number of agent for service)

Halyard Health, Inc.

(Exact name of obligor as specified in its charter)

See Table of Additional Registrants

Delaware	46-4987888
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Table of Additional Registrants

The following subsidiaries of Halyard Health, Inc. will guarantee the 6.25% Senior Notes due 2022 and are co-registrants:

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	IRS Employer Identification Number
Avent, Inc.	Delaware	11-2162477
Halyard Healthcare, Inc.	Delaware	58-2032163
Halyard North Carolina, Inc.	North Carolina	47-1246132
Halyard Sales, LLC	North Carolina	36-4787311

5405 Windward Parkway Suite 100 South Alpharetta, Georgia	30004
(Address of principal executive offices)	(Zip code)

6.25% Senior Notes due 2022

(Title of the Indenture securities)

Item 1. General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 16, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on July 24, 2014, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 14th day of July, 2015.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS		FFIEC 031 Page 16 of 84 RC-1
Legal Title of Bank
NEW YORK
City
NY	10005
State	Zip Code
FDIC Certificate Number: 00623

Consolidated Report of Condition for Insured Banks

and Savings Associations for March 31, 2015

All schedules are to be reported in thousands of dollars. Unless otherwise indicated,

report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands					RCFD	Tril | Bil | Mil | Thou
Assets

1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin (1)			0081	137,500	1.a
	b.	Interest-bearing balances (2)			0071	17,666,000	1.b
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	0	2.b
3.	Federal funds sold and securities purchased under agreements to resell:				RCON
	a.	Federal funds sold in domestic offices			B987	0	3.a
					RCFD
	b.	Securities purchased under agreements to resell (3)			B989	18,407,000	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale			5369	0	4.a
	b.	Loans and leases, net of unearned income	B528	16,759,500			4.b
	c.	LESS: Allowance for loan and lease losses	3123	24,000			4.c
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	16,735,500	4.d
5.	Trading assets (from Schedule RC-D)				3545	77,500	5
6.	Premises and fixed assets (including capitalized leases)				2145	17,500	6
7.	Other real estate owned (from Schedule RC-M)				2150	0	7
8.	Investments in unconsolidated subsidiaries and associated companies				2130	0	8
9.	Direct and indirect investments in real estate ventures				3656	0	9
10.	Intangible assets:
	a.	Goodwill			3163	0	10.a
	b.	Other intangible assets (from Schedule RC-M)			0426	38,000	10.b
11.	Other assets (from Schedule RC-F)				2160	628,000	11

12.	Total assets (sum of items 1 through 11)				2170	53,707,000	12

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
Legal Title of Bank	Page 16a of 84
FDIC Certificate Number: 00623	RC-1a

Schedule RC—Continued

Dollar Amounts in Thousands					RCON	Tril | Bil | Mil | Thou
Liabilities

13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	41,933,000	13.a
		(1) Noninterest-bearing (4)	6631	24,928,000			13.a.1
		(2) Interest-bearing	6636	17,005,000			13.a.2
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
		(from Schedule RC-E, part II)			2200	0	13.b
		(1) Noninterest-bearing	6631	0			13.b.1
		(2) Interest-bearing	6636	0			13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:				RCON
	a.	Federal funds purchased in domestic offices (5)			B993	1,287,000	14.a
					RCFD
	b.	Securities sold under agreements to repurchase (6)			B995	0	14.b
15.	Trading liabilities (from Schedule RC-D)				3548	34,000	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				3190	59,000	16
17.	and 18. Not applicable

(4)	Includes noninterest-bearing demand, time, and savings deposits.
(5)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(6)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
Legal Title of Bank	Page 17 of 84
FDIC Certificate Number: 00623	RC-2

Schedule RC—Continued

Dollar Amounts in Thousands			RCFD	Tril | Bil | Mil | Thou
Liabilities—Continued
19.	Subordinated notes and debentures (1)		3200	0	19
20.	Other liabilities (from Schedule RC-G)		2930	1,508,000	20

21.	Total liabilities (sum of items 13 through 20)		2948	44,821,000	21

22.	Not applicable

Equity Capital
Bank Equity Capital
23.	Perpetual preferred stock and related surplus		3838	0	23
24.	Common stock		3230	2,127,500	24
25.	Surplus (excludes all surplus related to preferred stock)		3839	594,000	25
26.	a.	Retained earnings	3632	6,055,000	26.a
	b.	Accumulated other comprehensive income (2)	B530	-2,500	26.b
	c.	Other equity capital components (3)	A130	0	26.c

27.	a.	Total bank equity capital (sum of items 23 through 26.c)	3210	8,774,000	27.a

	b.	Noncontrolling (minority) interests in consolidated subsidiaries	3000	112,000	27.b

28.	Total equity capital (sum of items 27.a and 27.b)		G105	8,886,000	28

29.	Total liabilities and equity capital (sum of items 21 and 28)		3300	53,707,000	29

Memoranda

To be reported with the March Report of Condition.

1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2014	RCFD 6724	Number 2	M.1

1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4	=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
2	=	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)	5	=	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
			6	=	Review of the bank’s financial statements by external auditors
3	=	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm.	7	=	Compilation of the bank’s financial statements by external auditors
			8	=	Other audit procedures (excluding tax preparation work)
			9	=	No external audit work

To be reported with the March Report of Condition.		RCON	MMDD
2.	Bank’s fiscal year-end date	8678	1231	M.2

(1)	Includes limited-life preferred stock and related surplus.
(2)	Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.
(3)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.